Exhibit 10.18

LEASE AMENDMENT NUMBER ONE

THIS LEASE AMENDMENT NUMBER ONE, is entered into as of the 4th day of January, 1999, by and between JOHN R. MILLER ENTERPRISES, L.L.C., a Utah limited liability company, with its principal place of business located at 3562 Oakwood, Park City, Utah 84060-3997, as lessor (“OWNER”) and FARMLAND NATIONAL BEEF PACKING COMPANY, L.P., a Delaware limited partnership (“LESSEE”), with a place of business at 1501 E. 8th Street, Liberal, Kansas 67905.

W I T N E S S E T H: That;

A.    OWNER and LESSEE entered into that certain Aircraft Lease, executed as of December 15, 1998 (the “Lease”), of a Cessna Citation Model SII, Serial No. 550-0493, FAA Registration No. N84GC with two Pratt & Whitney JT 15D-4B Engines: Serial No. PCE-71395 and Serial No. PCE-71398 (the “Original Engines”), with all installed avionics (collectively, the “Aircraft”).

B.    At the original execution of the Lease, OWNER and LESSEE intended to amend the Lease upon the installation of new engines or upon the major overhaul of currently installed engines to increase the amount of the Regular Monthly Rental Payments due thereunder to an amount equal to the fair market rental value of the Aircraft with such new or overhauled engines for the then remaining term of the Lease, with such amendment to become effective at such time as OWNER installs or completes the major overhaul of engines on the Aircraft. Owner has completed, or will complete by the effective date set forth below, a major overhaul of the Pratt Whitney JT 15D-4B left hand engine installed on the Aircraft, Serial No. LHPCE-71395 (the “Left Hand Engine”), which overhaul has added substantially to the fair market rental value of the Aircraft.

NOW THEREFORE, in consideration of the premises and the amendments set out below, the parties hereto agree as follows:

1.    OWNER and LESSEE hereby amend Section 4 of the Lease by striking the reference to Regular Monthly Rental Payments in the amount of Sixteen Thousand Seven Hundred Fifty-nine & 27/100 Dollars ($16,759.27) and replacing it with a Regular Monthly Rental Payment amount of Twenty-One Thousand, Four Hundred Ten & 97/100 Dollars ($21,410.97). The new Regular Monthly Rental Payment shall first be payable under the Lease on the first Regular Monthly Rental Payment date following the completed overhaul of the Left Hand Engine, with such effective date intended to be January 4, 1999. If the major overhaul is not completed by that effective date, the increased Regular Monthly Rental Payment shall not be increased until the first Regular Monthly Rental Payment date following certification by OWNER of such completion.

2.    All capitalized terms used herein without definition shall have the meanings supplied for them in the Lease. The intent of the parties to amend the Lease to increase the amount of the Regular Monthly Rental Payment upon the replacement or the major overhaul of the engines on the Aircraft remains the same. Except as expressly amended herein, the balance of the Aircraft Lease shall remain in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties have hereby set their hands as of the 4th day of January, 1999.

JOHN R. MILLER ENTERPRISES, L.L.C.

Attest: [ILLEGIBLE]

By:	/s/ John R. Miller
John R. Miller, Manager
“OWNER”

FARMLAND NATIONAL

BEEF PACKING COMPANY, L.P.

By: NBPCo, LLC, General Partner

By: Farmland Industries, Inc., Manager

Attest: [ILLEGIBLE]

By:	/s/ Gary E. Evans
Gary E. Evans, Chairman
“LESSEE”